Calculation of Filing Fee Tables
N-2
MSC INCOME FUND, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value	457(o)			$ 368,575.00	0.0001531	$ 56.43
Fees Previously Paid	2	Equity	Common Stock, $0.001 par value	457(o)			$ 75,000,000.00		$ 11,482.50
Fees Previously Paid	3	Equity	Common Stock, $0.001 par value	457(o)			$ 11,250,000.00		$ 1,722.38
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 86,618,575.00		$ 13,261.31
			Total Fees Previously Paid:						$ 13,204.38
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 56.93
Offering Note
[1]	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

[2]	Amount previously paid by the registrant in connection with the registrant's registration statement on Form N-2 as filed with the Securities and Exchange Commission on October 3, 2024.

[3]	Amount previously paid by the registrant in connection with the registrant's registration statement on Form N-2 as filed with the Securities and Exchange Commission on December 20, 2024.